Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 24, 2017, relating to the consolidated financial statements and financial statement schedule of Best Buy Co., Inc. and subsidiaries (“the Company”), and the effectiveness of the Company’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Best Buy Co., Inc. for the year ended January 28, 2017.

Minneapolis, Minnesota
June 21, 2017